SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2006

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

405 North Marienfeld, Suite 200
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements. On June 16, 2006, United Heritage Corporation (the “Company”) and its wholly-owned subsidiary, UHC New Mexico Corporation (“New Mexico”), entered into a series of agreements with Sterling Bank (the “Bank”) relating to a line of credit advanced by the Bank to Lothian Oil Inc. effective March 31, 2006. The agreements included the following:

Promissory Note. The Company and New Mexico, along with Lothian Oil Inc., Lothian Oil (USA) Inc. and Lothian Oil Texas I Inc. (collectively, “Lothian”) executed a promissory note in the principal amount of $20,000,000 in favor of the Bank. The promissory note is payable in accordance with the terms of the Amended and Restated Credit Agreement.

Amended and Restated Credit Agreement. The credit facility is a line of credit in the amount of $20,000,000 with availability established under an oil and gas borrowing base determined by the Bank in its sole discretion. On June 16, 2006, there was outstanding under a prior Credit Agreement between the Bank and Lothian $3,449,000 of principal and $14,948 of accrued and unpaid interest, plus a Letter of Credit in the amount of $500,000.00. These outstanding amounts constituted outstanding principal and interest and a Letter of Credit that make up part of the obligations under the Amended and Restated Credit Agreement. Proceeds of the credit facility may be used solely for (i) capital expenditures in relation to the development of the properties used to secure the credit facility, (ii) payment of fees and expenses under the Amended and Restated Credit Agreement and/or (iii) for general corporate purposes. The Letter of Credit may be used solely for general corporate purposes, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds. Except as described herein, interest accrues on the credit facility at the prime rate plus 0.75% at any time the loan balance is less than $10,000,000 and at the prime rate plus 1.50% at any time the loan balance is equal to or greater than $10,000,000. Interest on past due principal and past due interest, to the extent permitted by applicable law, accrues at the prime rate plus 4%. Accrued and unpaid interest on the portion of the credit facility outstanding is due and payable monthly commencing on the last day of June, 2006, and continuing on the last day of each calendar month thereafter while any amount of the outstanding principal balance remains outstanding. The outstanding principal balance on the promissory note, together with all accrued and unpaid interest, are due and payable on April 30, 2008. The borrowing base for the loan was designated by the Bank as $5,250,000. The borrowing base will be reduced on the last day of each month by an amount designated by the Bank. The Bank designated $0.00 as the reduction to the borrowing base as of June 16, 2006. The Bank will redetermine the borrowing base on a semi-annual basis on December 1st and June 1st of each year, starting on December 1, 2006. If at any time the loan balance exceeds the borrowing base then in effect, within 30 days of notice from the Bank of such occurrence, the Company, New Mexico and Lothian must (i) prepay, or make arrangements acceptable to the Bank for the prepayment of, the amount of such excess, (ii) provide additional collateral satisfactory to the Bank to secure the obligations, or (iii) effect any combination of these two alternatives that is acceptable to the Bank. There is no penalty for prepaying the loan. The Bank will be paid a facility fee equal to 1% on any future increase over the initial borrowing base on the date of any such borrowing base redetermination. The Bank is also entitled to be reimbursed for all expenses relating to the review, by third parties, of the properties securing the loan. Aside from the security interests described elsewhere in this Current Report, the Bank received a security interest in all funds belonging to Lothian, the Company or New Mexico that are on deposit with the Bank. As long as any part of the loan is outstanding or any commitment by the Bank must be made, the Company, New Mexico and Lothian have agreed to comply with a number of affirmative covenants including, but not limited to, providing to the Bank quarterly financial statements, annual financial statements, an officer’s compliance certificate, oil and gas reserve reports and other documents, as well as maintaining their operations, all in accordance with the Amended and Restated Credit Agreement. The Company, New Mexico and Lothian also agreed to indemnify the Bank against any and all claims relating to the presence of hazardous materials on the properties used as security for the loan. On the closing date of the loan, which was June 16, 2006, Lothian paid all attorneys’ fees incurred by the Bank in conjunction with the preparation of the documents described in this Current Report. Upon the occurrence of an event of default, as described in the Amended and Restated Credit Agreement, immediately and without notice, (i) all obligations will automatically become immediately due and payable; (ii) the commitment of the Bank will immediately cease and terminate unless and until reinstated by the Bank in writing; and (iii) the Bank may at any time and from time to time set-off and apply any and all funds belonging to Lothian, the Company or New Mexico that are on deposit with the Bank against any and all of the obligations of Lothian, the Company and New Mexico, even though the obligations may be unmatured.

Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement. By executing the Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement, New Mexico provided to the Bank, as security for the loan, all of its oil, gas or other mineral leases, all of the benefits derived from agreements relating to the leases (such as area of mutual interest agreements, operating agreements or equipment leases), all appurtenances and properties belonging to or affixed to the leases (such as pipelines, oil wells or gas wells) and all of the oil, gas and other products extracted or refined from the property.

Security Agreement, Pledge and Financing Statement. By executing the Security Agreement, Pledge and Financing Statement, the Company and New Mexico provided to the Bank a security interest in and a lien on all of their right, title and interest in, to and under all improvements and all personal property of any kind or character (as defined in and subject to the provisions of the UCC), including the proceeds and products from any and all of such improvements and personal property, which is defined in this agreement as the “Collateral”. The Collateral secures the payment and performance in full of all of the obligations set forth in the Amended and Restated Credit Agreement. The Security Agreement, Pledge and Financing Statement will remain in full force and effect until all of the indebtedness, as defined in the Amended and Restated Credit Agreement, is satisfied in full.

Guaranty. UHC Petroleum Services, UHC Petroleum Corporation and Lothian Oil Texas II Inc. each agreed to guaranty to the Bank payment and performance of the Amended and Restated Credit Agreement.

Stock Pledge Agreement. The Company pledged as additional security for the payment and performance of the Amended and Restated Credit Agreement all of its shares in New Mexico (the “Pledged Shares”) including its right to receive securities convertible or exchangeable into, and all warrants, options or other rights to purchase shares of stock of any issuer, and the certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares (the “Future Rights”) and any proceeds of the Pledged Shares and the Future Rights.

Subordination Agreement. Pursuant to the Subordination Agreement, Lothian Oil Inc. agreed to subordinate repayment of its loan to the Company and New Mexico in the amount of $4,000,000 to the payment and performance of the Amended and Restated Credit Agreement and to subordinate the liens and security interests securing repayment of its loan to the liens and security interests securing repayment of the obligations set forth in the Amended and Restated Credit Agreement. In certain instances, which are defined in the Subordination Agreement, payments of interest may be made to Lothian Oil Inc.

Letter in Lieu of Transfer Order. By signing this document, Lothian, the Company and New Mexico authorized disbursements of their share of revenues derived from the sale of oil, gas and other minerals derived from the properties securing the loan to be remitted to the Bank.

Item 2.03 Creation of a Direct Financial Obligation

See the discussion under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Amended and Restated Credit Agreement
Exhibit 10.2	Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement
Exhibit 10.3	Security Agreement, Pledge and Financing Statement
Exhibit 10.4	Guaranty
Exhibit 10.5	Stock Pledge Agreement
Exhibit 10.6	Subordination Agreement
Exhibit 10.7	Letter in Lieu of Transfer Order
Exhibit 10.8	Promissory Note
Exhibit 99.	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer